EXHIBIT 5.1

October 23, 2024

SOBR Safe, Inc.

6400 S. Fiddlers Green Circle, Suite 1400

Greenwood Village, Colorado 80111

Re:	SOBR Safe, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to SOBR Safe, Inc., a Delaware corporation (the “Company”), in connection with Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on October 23, 2024, as amended (the “Registration Statement”) with respect to the registration of the proposed resale of up to an aggregate of 31,036,386 shares of common stock of the Company par value $0.00001 per share (the “Common Stock”) which consists of:

(1) 414,691 shares (the “Common Shares”) of Common Stock;

(2) Common Stock underlying 1,610,000 pre-funded warrants (the “Prefunded Warrants”) to acquire shares of Common Stock upon the exercise of the Prefunded Warrants (the “Prefunded Warrant Shares); and

(3) Common Stock underlying 29,011,695 warrants (the “Non Prefunded Warrants” together with the Prefunded Warrants, the “Warrants”) to acquire shares of Common Stock upon the exercise of the Non Prefunded Warrants (the “Non Prefunded Warrant Shares” together with the Prefunded Warrants, the “Warrants”), in each case, by the selling securityholders named in the Registration Statement.

We have reviewed the Registration Statement, including the prospectus (the “Prospectus”) that is part of the Registration Statement. The Registration Statement registers the Common Shares and Warrant Shares held by the several selling securityholders named in the Registration Statement.

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Articles of Incorporation of the Company, (b) Bylaws of the Company, (c) the Registration Statement and all exhibits thereto, (d) the forms of the Non Prefunded Warrant and Prefunded Warrant, (e) the resolutions adopted by the Company’s Board of Directors, and (f) such certificates, documents and records as we have deemed appropriate in order to enable us to render the opinions set forth herein. In addition to the foregoing, we also have relied, exclusively as to matters of fact, upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon the foregoing, and in reliance thereon, we are of the opinion that:

1.	The Common Shares have been duly authorized and are validly issued, fully paid and nonassessable.
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The Warrant Shares have been duly authorized and when issued and paid for upon exercise in accordance with the terms and conditions of the Non Prefunded Warrant and Prefunded Warrant, as the case may be, such Warrant Shares will be validly issued, fully paid and nonassessable.

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We are attorneys licensed to practice in the States of New York and New Jersey and, with your permission, for the purpose of issuing the opinions rendered herein, we have assumed that the laws of the State of Delaware are identical to the laws of the State of New York. This opinion letter is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP

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